Exhibit 99.2

Confidential - Subject to FRE 408 and State Law Equivalents
Non-Binding - For Discussion Purposes Only
PERNIX THERAPEUTICS HOLDINGS, INC.
RESTRUCTURING TERM SHEET [__], 2016

This term sheet (the "Term Sheet") describes the material terms of an agreement pursuant to which Pernix Therapeutics Holdings, Inc. ("Pernix") and certain of its subsidiaries (together with Pernix, the "Company") will conduct a Sale Process (as described below), and upon completion of the Sale Process, determine whether to enter into a transaction pursuant to the Sale Process or consummate a restructuring of the Company (the "Restructuring") pursuant to the terms set forth herein. The definitive transaction will be implemented pursuant to a "pre-packaged" or "pre-arranged" chapter 11 plan of reorganization (the "Plan"). The chapter 11 cases will be filed in the United States Bankruptcy Court for the District of [●] (the "Bankruptcy Court"). The "Effective Date" shall be the date on which a Restructuring is consummated pursuant to the confirmed Plan. This Term Sheet is not a complete description of all the terms and conditions of the potential Restructuring described herein, and shall not constitute an offer to extend financing or to sell or buy, nor the solicitation of an offer to sell or buy, any of the securities referred to herein or the solicitation of acceptances of a chapter 11 plan. Any such offer or solicitation shall be made only in compliance with all applicable laws. Without limiting the generality of the foregoing, this Term Sheet and the undertakings contemplated herein are non- binding, for discussion purposes only and are subject in all respects to the negotiation, execution and delivery of definitive documentation consistent herewith, including appropriate disclosure materials. In the event of an inconsistency between this Term Sheet and the definitive documentation, the provisions of such definitive documentation shall govern.

This Term Sheet is being provided as part of a proposed comprehensive restructuring transaction, each element of which is consideration for the other elements and an integral aspect of the proposed transaction. Nothing in this Term Sheet shall constitute or be construed as an admission of any fact or liability, a stipulation or a waiver, and each statement contained herein is made without prejudice, with a full reservation of all rights.

General Summary
Restructuring Framework

The Sale Process or Restructuring, as applicable, will be consummated pursuant to a pre-packaged Plan, which shall provide for either (1) the distribution of the consideration from the Sale Process (as defined below) pursuant to the Distribution of Sale Proceeds (as described below) or, (2) the Restructuring (as described below), in each case subject to the terms and conditions set forth below.

Sale Process

The Company shall commence a marketing and sale process no later than January 9, 2017 to explore a sale of the Company or any or all of the Company's assets (the "Sale Process"). The Sale Process will give potential buyers the choice of bidding on the Company or any or all of its assets, and the Company shall use its reasonable best efforts to market the Company and any or all of its assets to as broad a group of buyers as is reasonable. The Confidential Information Memorandum for the Sale Process and bidding instructions, will be ready for distribution by January 9, 2017, and the Company will give the Consenting Noteholders (as defined below) reasonable opportunity to review and comment on such materials and any other materials it provides to bidders (other than due diligence materials) in advance of such date, and the Company will incorporate any such reasonable comments. The bidding instructions, among other things, will require any bidder for more than one asset or for the Company to set forth its view of the fair market value of the different components of its bid. The Company shall reasonably consider any suggestions from the Consenting Noteholders as to potential bidders.

The Consenting Noteholders (and/or their advisors, at the Consenting Noteholders' option) will (A) be provided with all relevant information regarding the Sale Process, (B) have reasonable consultation rights with respect to the Sale Process and (C) be authorized to speak with potential bidders (following notice to the Company). The Company shall update the advisors periodically during the pendency of the Sale Process, as requested by the Consenting Noteholders or their advisors. All communications regarding the Sale Process shall be subject to confidentiality obligations, and recipients of such communications shall be subject to trading restrictions.

The bidding instructions also will require that final bids be (a) required to remain effective pending conclusion of the Bankruptcy Court pursuant to a Section 363 sale process and (b) capable of being closed within [60] days of submission, subject to all regulatory approvals and processes and approval of the Bankruptcy Court.

On the chapter 11 petition date (the "Petition Date"), the Company will file a motion with the Bankruptcy Court (the "Bid Procedures Motion") seeking immediate entry of an interim order and scheduling a hearing for consideration of a final order, approving the Sale Process, including bid procedures and a related auction process.

Restructuring Support Agreement
RSA

This Term Sheet shall be attached to a restructuring support agreement (the "RSA"). The RSA will be executed by the Company and (a) [ ]% of the holders (the "Consenting Treximet Noteholders") of the 12% Senior Secured Notes due 2020 issued by Pernix (the "Treximet Notes"1) and (b) [66 2/3]% of the holders (the "Consenting Convertible Noteholders" and together with the Consenting Treximet Noteholders, the "Consenting Noteholders") of the 4.25% Convertible Senior Notes due 2021 issued by Pernix (the "Convertible Notes"2) no later than January 9, 2017.

The Company will work in good faith with the Consenting Noteholders to negotiate the RSA as soon as reasonably practicable.

Commitment

Each party to the RSA shall commit to, subject to the terms and conditions set forth in the RSA, support and cooperate with each other party thereto and otherwise use its commercially reasonable efforts to consummate the Sale Process or, in the event the Sale Process is not pursued, as provided herein, the Restructuring, including preparation of all documents necessary for filing the chapter 11 cases by April 9, 2017.

Adequate Protection

The Company shall file a motion with the Bankruptcy Court consistent with the RSA milestones set forth in the RSA, which motion shall be satisfactory to the Majority Consenting Noteholders[3] (the "Adequate Protection Motion") seeking authority to provide adequate protection to holders of the Treximet Notes on account of their secured claims.

Conditions

The Consenting Noteholders' obligations under the RSA shall be subject to certain conditions, including satisfaction of the RSA milestones set forth in the RSA, which can be extended only in accordance with the terms of the RSA, and the Company's compliance with the procedures for the Sale Process set forth in the RSA. The Consenting Noteholders may be released of their obligations under the RSA under the circumstances set forth below.

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1 The holders of the Treximet Notes are sometimes referred to herein as the "Treximet Noteholders."
2 The holders of the Convertible Notes are sometimes referred to herein as the "Convertible Noteholders."
3 The "Majority Consenting Noteholders" means both (i) Consenting Treximet Noteholders holding a majority in principal amount of the Treximet Notes held by all of the Consenting Treximet Noteholders at such time (the "Majority Consenting Treximet Noteholders") and (ii) Consenting Convertible Noteholders holding a majority in principal amount of the Convertible Notes held by all of the Consenting Convertible Noteholders at such time (the "Majority Consenting Convertible Noteholders").

Approval of Sale Process / Restructuring; RSA Release

Upon the completion of the Sale Process, the board of directors of the Company (the "Board") shall have sole discretion, acting in accordance with its fiduciary duties under applicable law, to determine (i) whether to approve a transaction or transactions to sell the Company or any or all of the Company's assets (a "Sale Transaction") and (ii) whether to elect to effect the Restructuring.

Notwithstanding the foregoing:

(1) if the Board approves a Sale Transaction and the sale of the collateral securing the Treximet Notes (as defined in the indenture governing the Treximet Notes, the "Treximet Collateral") would result in the holders of the Treximet Notes receiving an aggregate of $[xxx] million[4] in cash or in stock in a public company with a market cap of at least $1 billion: no further consent is required to sell the Treximet Collateral and the Consenting Noteholders shall be obligated to support the applicable Sale Transaction; and

(2) if the Board approves a Sale Transaction and the sale of the Treximet Collateral would not result in the holders of the Treximet Notes receiving an aggregate of $[xxx] million[5] in cash or in stock in a public company with a market cap of at least $1 billion: consent from at least 66 2/3% of Treximet Noteholders is required to sell the Treximet Collateral, upon receipt of which the Consenting Noteholders shall be obligated to support the applicable Sale Transaction; and

(3) if the Board approves a Sale Transaction for the sale of the Company or all or substantially all of the Company's assets:

  consent from at least 66 2/3% of the Treximet Noteholders; and

  consent from at least 66 2/3% of the Convertible Noteholders is required,

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4 NTD: To be a fixed $ value or formula equal to "payment in full" of Treximet Notes on date of payment, adjusting for the February 1, 2017 payment of principal and interest due on account of the Treximet Notes.
5 NTD: To be a fixed $ value or formula equal to "payment in full" of Treximet Notes on date of payment, adjusting for the February 1, 2017 payment of principal and interest due on account of the Treximet Notes.

upon receipt of which the Consenting Noteholders shall be obligated to support the applicable Sale Transaction; provided that if 66 2/3% of each of the Treximet Noteholders and the Convertible Noteholders do not agree with the Board's approval of any such transaction, the Company may elect to consummate the Restructuring, and the Consenting Noteholders shall be obligated to support the Restructuring; and

(4) in any scenario other than (1) through (3) above in which the Board approves a Sale Transaction or decides not to pursue a Sale Transaction and elects to consummate the Restructuring:

  consent from at least 66 2/3% of the Treximet Noteholders; and

  consent from at least 66 2/3% of the Convertible Noteholders is required,

upon receipt of which the Consenting Noteholders shall be obligated to support the applicable Sale Transaction or Restructuring they have consented to;

provided that if the consent required in each of (2), (3), and (4) above is not obtained, the Consenting Noteholders will be released from their obligations under the RSA and will be permitted to exercise their rights under applicable law.

If the Company does not receive a bid for all or substantially all the assets of the Company (it being understood that any bid that provides for a net recovery to creditors in the aggregate of less than 25% of their claims will be deemed not to be a bid), the Company may elect to effect the Restructuring with no additional consent required from the Consenting Noteholders, and the Consenting Noteholders shall be obligated to support the consummation of the Restructuring.

Prepetition Fees and Expenses

The Company will prepay all reasonable and documented fees and expenses of both the Consenting Treximet Noteholders (including the fees and expenses for one primary counsel, one financial advisor and one local counsel) and the Consenting Convertible Noteholders (including the fees and expenses for one primary counsel, one financial advisor and one local counsel) incurred in connection with the Restructuring, in each case by funding retainers in amounts to be agreed prior to the Petition Date.

Distribution of Sale Consideration Pursuant to the Plan
Distribution of Sale Consideration

[The Plan shall provide for the immediate distribution of the consideration of any Sale Process as set forth below.

  First, any consideration net of any transaction costs and expenses incurred by the Company in the Restructuring ("net consideration") from the sale of collateral securing the Treximet Notes shall be distributed to holders of the Treximet Notes until 100% of their claims are paid, prior to be being distributed pro rata to the holders of the Convertible Notes.

  Second, any net consideration from the sale of all other assets owned by entities that are guarantors of the Treximet Notes shall be distributed to the holders of the Treximet Notes until 100% of their claims are paid, prior to being distributed pro rata to the holders of the Convertible Notes.

  Third, any net consideration from the sale of any assets owned by Pernix or Pernix Ireland Pain Limited, to the extent not part of the collateral securing the Treximet Notes, shall be distributed to the holders of each of the Treximet Notes and the Convertible Notes pro rata based on their claim amount.

  Notwithstanding the distribution of net consideration set forth above:

    when the aggregate net consideration from the Sale Process is greater than $171 million and less than $250 million, then holders of existing equity interests (the "Existing Equity Holders") in Pernix shall receive 7.5% of the net consideration above $171 million (the "Initial Amount");

    when the aggregate net consideration from the Sale Process is equal to or greater than $250 million, Existing Equity Holders in Pernix shall receive:

      the Initial Amount, plus

      15% of the net consideration in excess of $250 million (the "Additional Amount" and, together with the Initial Amount, the "Existing Equity Proceeds"); and

    such Existing Equity Proceeds shall reduce the aggregate net consideration distributed to the Consenting Noteholders pursuant to the provisions set forth above on a pro rata basis based on their dollar recovery pursuant to such provisions.

  Other unsecured claims against the Company shall be unimpaired or subject to treatment consistent with applicable law, as determined by the Company.

  If the obligations under the Treximet Notes, the Convertible Notes and other valid claims are satisfied in full upon the distribution of consideration as set forth above, any residual consideration shall be distributed to Existing Equity Holders.

Treatment of Claims and Equity Interests Pursuant to the Plan if the Restructuring is Consummated
Treximet Notes

If the consents required to pursue the Restructuring as set forth in the description of the Sale Process (set forth above) are obtained and the Restructuring is consummated, holders of the Treximet Notes shall receive their pro rata share of: (i) $140 million in principal amount of the New Secured Notes (as defined below) and (ii) 47.5% of the reorganized Company's common stock (the "New Common Stock"), which shall be subject to dilution by any shares of New Common Stock issued in connection with the MIP (as defined below) and the Warrants (as defined below).

Convertible Notes

If the consents required to pursue the Restructuring as set forth in the description of the Sale Process (set forth above) are obtained and the Restructuring is consummated, holders of the Convertible Notes shall receive their pro rata share of: (i) $31 million in principal amount of the New Secured Notes and (ii) 47.5% of New Common Stock, which shall be subject to dilution by any shares of New Common Stock issued in connection with the MIP and the Warrants (as defined below).

Other Unsecured Claims

If the consents required to pursue the Restructuring as set forth in the description of the Sale Process (set forth above) are obtained and the Restructuring is consummated, other unsecured claims against the Company shall either be assumed by the reorganized Company or subject to other treatment consistent with applicable law, as determined by the Company, with the consent of the Majority Consenting Noteholders.

Existing Equity Interests

If the consents required to pursue the Restructuring as set forth in the description of the Sale Process (set forth above) are obtained and the Restructuring is consummated, Existing Equity Holders in Pernix shall receive (x) their pro rata share of 5% of the New Common Stock and (y) their pro rata share of warrants (the "Warrants") for 10% of the New Common Stock, subject to dilution on account of the MIP. The Warrants shall include the following material terms and conditions:

  Strike Price: Implied total enterprise value of the reorganized Company of $330 million

  Duration: 5 years

  Other Terms and Conditions: The Warrants shall include other customary terms and conditions in form and substance acceptable to the Company and the Majority Consenting Noteholders.

Other Terms and Conditions
DIP Facility	DIP facility to replace the existing Wells Fargo Credit Facility on market terms customary for a facility of this type.
February Interest Payment on Treximet Notes	The Company will make the payment of interest and the related amortization of principal due on February 1, 2017.

Revolver

If the consents required to pursue the Restructuring as set forth in the description of the Sale Process (set forth above) are obtained and the Restructuring is consummated, the reorganized Company shall obtain commitments for a new $[●] million revolving credit facility (the "New Revolver"), which shall include market terms and conditions and shall have a first lien on the reorganized Company's current assets.

New Secured Notes

If the consents required to pursue the Restructuring as set forth in the description of the Sale Process (set forth above) are obtained and the Restructuring is consummated, new secured notes (the "New Secured Notes") shall be issued pursuant to an indenture and related credit documents (the "New Secured Notes Documents"), in each case in form and substance reasonably acceptable to the Majority Consenting Noteholders, and shall include the following material terms and conditions:

  Principal Amount: $171 million

  Issuer: [Pernix Therapeutics Holdings, Inc.]

  Guarantors: [All of Pernix's direct and indirect subsidiaries]

  Maturity: 5 years from the Effective Date

  Security/Priority: Second priority lien on all of the Borrower's and Guarantors' assets that secure the Wells Fargo Credit Facility or any replacement facility; first lien on all other real and personal property of the Borrower and Guarantors, subject to certain customary exceptions.

  Interest Rate: 8% per annum, payable in cash

  Amortization: [TBD]

  Financial Covenants: Minimum liquidity and leverage covenants consistent with Company's projections

  Covenants: Customary affirmative and negative covenants for a note issuance of this nature.

Management Incentive Plan

If the consents required to pursue the Restructuring as set forth in the description of the Sale Process (set forth above) are obtained and the Restructuring is consummated, the reorganized Company shall implement a management incentive plan for management (the "MIP") for up to [10]% of the New Common Stock on a fully-diluted basis, which will vest over [●] years, on terms and conditions to be determined by the New Board (as defined below).

If the Sale Process is consummated, the MIP shall consist of a base amount equal to $500,000, plus 2.5% of net sale consideration received by the Company in excess of $171 million.

Corporate Governance / Board Composition

If the consents required to pursue the Restructuring as set forth in the description of the Sale Process (set forth above) are obtained and the Restructuring is consummated, on and after the Effective Date, the board of directors of the reorganized Company (the "New Board") shall consist of [●] members, which shall initially be comprised of [the CEO and the President/CFO] of the Company and [●] members designated by the Majority Consenting Treximet Noteholders and [●] designated by the Majority Consenting Convertible Noteholders.

[As soon as practicable upon the consummation of the Restructuring, reorganized Pernix shall seek to relist the common stock of reorganized Pernix on the NASDAQ or an equivalent stock exchange under the direction of the New Board.]

Releases	The Plan shall include customary Debtor and third party releases, including releases by the Debtors of the Consenting Noteholders.
Fees and Expenses	The Company shall pay all reasonable and documented fees and expenses of the Consenting Treximet Noteholders and the Consenting Convertible Noteholders.
Tax Considerations

The parties to the RSA shall cooperate with one another and use their best efforts to structure the Restructuring or Sale Process and the transactions contemplated herein (including any payments contemplated herein) and in the RSA, to the maximum extent possible, in a tax-efficient manner for the Company.